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                        Form of PALFED, Inc./Palmetto Federal

                   Salary Continuation and Noncompetition Agreement

                  (Amended and Restated Effective as of May 1, 1997)






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                               PALFED/PALMETTO FEDERAL
                   SALARY CONTINUATION AND NONCOMPETITION AGREEMENT


         THIS IS A SALARY CONTINUATION AND NONCOMPETITION AGREEMENT (this "Agreement") effective as of May 1, 1997, by and among PALFED, Inc., a South Carolina corporation (the "Company"), Palmetto Federal Savings Bank of South Carolina, a wholly-owned subsidiary of the Company ("Palmetto Federal" or the "Bank"), and ___________________ (the "Officer").

    Background Statement

         The Company considers the establishment and maintenance of a sound and effective group of management personnel for the Company and its subsidiaries to be essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and concerns which it may raise among management personnel, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Company's and the Bank's Boards of Directors have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key management members of the Company and its subsidiaries, including the Officer, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company, and to assure fair treatment of management of the Company and the Bank in the event of a change in control.

         The Company further considers that certain restrictions on the Officer's ability to solicit employees and customers of the Company and its subsidiaries (including the Bank) following the Officer's termination of employment with the Company are reasonable, appropriate and advisable, would be beneficial to the Company and the Bank, could increase the potential franchise value of the Company to a future acquiror of the Company and are in the best interests of the Company and its shareholders.

         In connection therewith and to induce the Officer to remain in his present employment with the Bank and the Company and possible future employment with other subsidiaries of the Company, to retain the Officer's services during any actual or threatened change in control, and in consideration of the Officer's agreement to continue such employment and to certain restrictions on the Officer's activities following termination of employment, this Agreement sets forth the severance and other benefits which the Company and the Bank agree shall be provided to the Officer in the event of a "Change in Control" as defined in Section 3 and a termination of employment or a "Change in Duties or Salary" of the Officer as defined in Section 4 .



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PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 2

    Agreement

    1. Term. This Agreement shall commence as of May 1, 1997 and shall continue for a three (3) year term unless extended as provided herein. On each monthly anniversary date beginning with the first month following the date of this Agreement, the term of this Agreement shall automatically be extended for one additional month, unless prior to any monthly anniversary date, the Company shall give written notice to the Officer to fix the term of this Agreement to a definite three (3) year term from the date of such notice and no further automatic monthly extensions shall occur. This Agreement shall not be extended beyond the first month on which the Officer attains age sixty-five (65). Notwithstanding any notice by the Company not to extend this Agreement or the expiration of the term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the expiration of this Agreement if a Change in Control of the Company or the Bank shall have occurred during the term of this Agreement. If the Officer voluntarily terminates his employment with the Company or the Bank prior to a Change in Control, then this Agreement shall terminate.

    2. Payments. No salary continuation payments or noncompetition payments (as hereinafter defined) shall be paid to or provided for the Officer pursuant to this Agreement unless the following shall have occurred during the term of this Agreement: (a) a "Change in Control" of the Company or the Bank, and (b) a termination of employment or a "Change in Duties or Salary" of the Officer. Any payments made to the Officer pursuant to this Agreement are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

    3. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean a change in control of either the Company or the Bank, or the execution of a definitive agreement or the acceptance of an offer by the Company contemplating a change in control of either the Company or the Bank (other than the acquisition of the Bank by the Company), (i) within the meaning of Office of Thrift Supervision ("OTS") Regulations Part 574, or any successor regulations, or (ii) of a nature that would be required to be reported in response to Item 6(e) of Schedule l4A of Regulation l4A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, a Change in Control shall be deemed to have occurred if any of the following events occur: (a) any person, entity or group of persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) together with any affiliates, is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company or the Bank representing 15 percent or more of the combined voting power of the Company's or the Bank's then outstanding voting securities; or (b) during the term of this Agreement as a result of a tender or exchange offer, proxy contest, merger or consolidation, or as a result of any combination of the foregoing,



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PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 3

individuals who at the beginning of any two-year period constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board of Directors, unless the election or the nomination for election by the Company's shareholders of each new director is approved by vote of at least two-thirds of the Incumbent Directors then still in office other than in connection with an actual or threatened proxy contest; or (c) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (d) any other event not specified above which the Company's Board of Directors determines in its sole discretion should constitute a Change in Control.

    4. Change in Duties or Salary. For purposes of this Agreement, "Change in Duties or Salary" of the Officer shall mean any one of the following: (a) a change in the nature or scope of the duties, authority, supervision, status, title or responsibilities of the Officer, which change results in the diminution in any respect of the Officer's then current duties, authority, status or responsibilities to those duties, authority, status and responsibilities of the Officer immediately prior to the time such Change in Control occurs; (b) a reduction in the overall level of the Officer's current compensation and benefits, including bonuses, or exclusion from participation in the Company's or the Bank's employee benefit plans, or the Company's or the Bank's failure to increase (within 12 months of the Officer's last increase in base salary) the Officer's base salary in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executives entitled to participate in the Bank's or the Company's executive incentive plans for which the Officer was eligible during the preceding 12 months; (c) a change in the place of the Officer assignment of the Officer from Aiken, South Carolina, to any other city or geographical location that is located further than 25 miles from the principal office of the Company in Aiken, South Carolina; (d) any purported termination of the employment of the Officer by the Company or the Bank which is not effected in accordance with this Agreement; or (e) the failure of the Company to comply with and satisfy Section 7 of this Agreement. Notwithstanding any provision of this Agreement to the contrary, a Change in Duties or Salary shall be deemed to have occurred in the event of: a merger or combination of the Company with any other corporation or entity (regardless of which entity is the survivor) or the acquisition by any other corporation or entity of more than eighty percent (80%) of the outstanding voting securities of the Bank or the Company; except that the preceding provision shall not apply in the event of a merger, combination or acquisition of voting securities of the Company or the Bank pursuant to which, immediately following such transaction, the Company's voting securities outstanding immediately prior to such transaction continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power of the voting securities of the Company or surviving entity.



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PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 4

    5. Salary Continuation Payment. In the event that: (i) a Change in Control and Change in Duties or Salary occur during the term of this Agreement, but before the Officer reaches the age of 65, or (ii) the Officer's employment is terminated except for cause at any time within twenty-four (24) months following a Change in Control, but before the Officer reaches the age of 65, then the Officer shall be entitled to receive, in addition to any other benefits payable to the Officer under any other agreements or arrangements (or any other provisions of this Agreement), an aggregate amount equal to two (2) times the Officer's average annual taxable compensation from the Company and the Bank (and their affiliates determined pursuant to Section 280G(d)(5) of the Internal Revenue Code of 1986, as amended (the "Code")) for the most recent five taxable years ending before the Change in Duties or Salary or the termination of the Officer's employment (or for the period during which the Employee was employed by the Bank if the Officer has been employed by the Bank for less than five (5) years) less one dollar ($1.00) (such amount is hereinafter referred to as the "Salary Continuation Payment").

         The Salary Continuation Payment shall be payable either in a lump sum or, at the Officer's written election filed with the Company on or before 30 days following the effective date of this Agreement (the "Election") in monthly or quarterly installments, the aggregate amount of which has a total present value (determined by using a discount rate equal to 120% of the "applicable federal rate" determined under section 1274(d) of the Code, compounded semi-annually) equal to the aggregate amount calculated for determining a lump sum payment. The Officer may modify the Election at any time prior to the Salary Continuation Payment becoming due and payable, provided that any such modification is consistent with the terms of this Agreement and provided further that any such modification shall not become effective and binding on the Company until the calendar year following the year in which such modified Election is delivered to the Company. Some or all of the Salary Continuation Payment may, at the Officer's election, be applied to the cost of group-term life insurance and long-term disability benefits for the Officer on the basis that such benefits are being provided by the Bank and the Company for the Officer immediately prior to any Change in Control, and any balance of the Salary Continuation Payment shall be paid to the Officer in cash in accordance with the Election.

    6. Noncompetition. In the event that: (a) a Change in Control and Change in Duties or Salary occur during the term of this Agreement, but before the Officer reaches the age of 65, or (b) the Officer's employment is terminated except for cause at any time within twenty-four (24) months following a Change in Control, but before the Officer reaches the age of 65, then the Officer shall not for a period of eighteen (18) months following his resignation or termination of employment (i) solicit, attempt to solicit, divert or take away the banking customers of the Bank, or encourage or solicit the Bank's customers to discontinue their banking relationships with Bank and its affiliates, or attempt or seek to cause any of the Bank's customers to refrain from doing business with the Bank and its affiliates, or (ii) request, induce or solicit any employee of




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PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 5

Company and its subsidiaries to terminate his or her employment with the Company and its subsidiaries. Nothing in this Section shall be construed as preventing the Officer from accepting employment with a competitor of the Company and the Bank, provided that the Officer does not breach the covenants set forth in this
Section 6 not to solicit customers or employees of the Company and the Bank to terminate their business or employment relationships with the Company or the Bank. In consideration of the foregoing covenants and agreements not to solicit the employees and customers of the Company following the Officer's resignation or termination of employment, if the events specified in subsections 6(a) or 6(b) occur, the Officer shall be entitled to receive an aggregate payment equal to one (1) times the Officer's average annual taxable compensation from the Company and the Bank (and their affiliates determined pursuant to Section 280G(d)(5) of the Code) for the most recent five taxable years ending before the Change in Duties or Salary or the termination of the Officer's employment (or for the period during which the Employee was employed by the Bank if the Officer has been employed by the Bank for less than five (5) years) (such amount is hereinafter referred to as the "Noncompetition Payment"). The Noncompetition Payment shall be payable in addition to and in the same time and manner as the Salary Continuation Payment, and shall be due and payable whether or not the Officer's employment is terminated or the officers resigns following a Change in Control and a Change in Duties or Salary.

    7. Transfer of Employment to Other Subsidiaries. The Company hereby agrees that in the event that the Officer should, at any time or from time to time, hereafter become an Officer of any subsidiary of the Company, the Company will cause such subsidiary to promptly become an obligor of the Agreement with respect to such employment. In addition, as agent of its subsidiaries, the Company, on behalf of its subsidiaries, hereby obligates such subsidiaries with respect to the terms hereof as to any such employment of the Officer. Further, the Company hereby unconditionally guarantees the performance by any of its subsidiaries of such subsidiary's obligations under this Agreement. Any business entity succeeding to substantially all of the business of the Company or the Bank by purchase, merger, consolidation, sale or assets or otherwise, shall be bound by and shall adopt and assume this Agreement and the Company and the Bank shall obtain the assumption of this Agreement by such successor.

    8. No Obligation of Continued Employment. While it is the intent of this Agreement to induce the Officer to continue employment with the Bank and the Company at the pleasure of the Company during the term of this Agreement, this Agreement does not in any way obligate either the Company or the Bank to continue the Officer's employment or any specific level of salary or benefits in connection therewith except as specifically provided herein, and the Officer shall not be entitled to any benefits hereunder in the event of termination of his employment prior to a Change in Control. The Officer agrees, however, in the event of exercise of his right to resign following a Change in Control and a Change in Duties or Salary, that, at the request of the



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PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 6

Company or the Bank made within five (5) days of notice of resignation, the Officer will enter into an employment contract to continue employment for a specified period, up to six months, at the then existing compensation and benefits and in accordance with historical working conditions, for the purpose of maintaining the continuity of his job function during such period for the benefit of the Company and its subsidiaries; it being acknowledged and agreed that the Salary Continuation Payment and Noncompetition Payment and benefits set forth in this Agreement shall be paid in the time and manner provided above and without regard to the Officer's continued employment at the request of the Company.

    9.   Termination for Cause.  Notwithstanding any other provision of this
Agreement:

         (a) The Bank's Board of Directors may terminate the Officer's employment at any time, but any termination by the Bank's Board of Directors other than termination for "cause", shall not prejudice the Officer's right to compensation or other benefits under this Agreement. The Officer shall have no right to receive compensation or other benefits for any period after termination for "cause". Termination for "cause" shall include termination because of the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

         (b) If the Officer is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or (g)(1) of Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Officer all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (c) If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (b)(4) shall not affect any vested rights of the contracting parties.


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PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 7

         (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank:

              (i) by the Director of the OTS or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the association under the authority contained in 13(c) of the Federal Deposit Insurance Act; or

              (ii) by the Director of the OTS or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the association or when the association is determined by the Director to be in an unsafe or unsound condition.

         Any rights of the parties that have already vested, however, shall not be affected by such action.

    10. Tax Equalization Payment. It is intended that the payments to be made to the Officer hereunder shall not constitute "parachute payments" within the meaning of Section 280G(b)(2)(A) of the Code and this Agreement shall be construed to effect such intent. Payments to the Officer pursuant to this Agreement shall be in addition to any compensation due but not paid through the date of the Officer's termination or resignation and all other benefits or compensation to which the Officer is entitled under the Company's stock option, restricted stock and other employee benefit plans.

         Notwithstanding the foregoing, if Sections 280G or 4999 of the Code apply to any of the payments to be made pursuant to this Agreement or to any compensation received by the Officer under the Company's stock option, restricted stock or other employee benefit plans as a result of a Change in Control of the Company or the Bank, then in addition to any amounts payable to the Officer in accordance with Sections 5 and 6 of this Agreement, the Company also shall pay the Officer a tax equalization payment in an amount which, when added together with any other amounts payable to the Officer, will place the Officer in the same after-tax position as if the excise taxes imposed by Section 4999 of the Code, or any successor statute of similar import, had never been enacted and, therefore, did not apply. This Agreement shall apply and, if necessary, the tax equalization payment shall be made regardless of whether or not the Officer's employment is terminated by the Company. The amount of this tax equalization payment shall be determined by the Company's independent accountants and shall be payable to the Officer at the same time and in the same manner as amounts to which the payment relates are paid to the Officer.


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PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 8

    11.  Notices.

         (a) Notice of Termination. Any termination of the Officer's employment by the Bank or the Company or by resignation of the Officer shall be communicated by a written notice of termination or resignation to the other party, and shall specify the provision of this Agreement relied upon and shall set forth in reasonable detail the circumstances claimed to provide a basis for termination. The date of termination shall be the date on which the notice of termination is delivered if by the Officer or thirty (30) days after the date of the notice of termination if given by the Bank or the Company. If the Officer's employment is terminated by death, disability or retirement, the date of termination shall be the date provided in any other written contract or, in the absence of any such contractual provision, by the policy of the Company or the Bank at the time of the occurrence of such event.

         (b) General. All notices and other communications, including notice of resignation or dismissal, shall be in writing and shall be deemed to have been duly given when mailed by the United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth hereafter, provided that all notices to the Bank or the Company shall be directed to the attention of the Boards of Directors of such corporate entities with copies to both the Secretary of the Company and the Bank, or to such other addresses as either party may have furnished the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

    If to the Company or the Bank:     PALFED, Inc.
                                       107 Chesterfield Street South
                                       Aiken, SC 29801
                                       Attn:  Chairman

    If to the Officer:                 _____________________________
                                       _____________________________
                                       _____________________________

    12.  Miscellaneous.

         (a) Reimbursement of Expenses; Interest. The Company shall pay all legal fees and expenses incurred by the Officer as a result of any contest following any Change in Control (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, including any legal fees and expenses and other out-of-pocket expenses incurred by the Officer relating to or as a result of the enforcement or contest by the Officer of any provision of this


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PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 9

Agreement. Such reimbursement shall be paid within thirty (30) days of the Officer furnishing to the Company or the Bank written evidence of any costs or expenses incurred by the Officer. In addition, the Company or the Bank shall pay the Officer interest on any payments pursuant to this Agreement that are not paid when due at a rate equal to the prime rate as announced by the Bank or its successors from time to time.

         (b) No Duty to Mitigate. The Officer shall not be required to mitigate the amount of any payments provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any Salary Continuation Payment or Noncompetition Payment be reduced by any compensation earned by the Officer as the result of employment by the Company and its subsidiaries or by another employer after the date of the Officer's termination or resignation, or otherwise.

         (c) Other Benefits and Accrued Compensation. Payments to the Officer pursuant to this Agreement shall be in addition to any compensation due but not yet paid through the date of the Officer's termination or resignation and all other benefits or compensation to which the Officer is entitled under the Company's stock option, restricted stock or other employee benefit plans.

         (d) Successors; Severability. All benefits of this Agreement shall accrue to, and be payable to, the Officer's heirs, executors, administrators or assigns. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         (e) Entire Agreement; Prior Agreements. This Agreement constitutes the entire understanding and agreement among the Company, the Bank and the Officer with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended, modified or renewed only in writing signed by both parties hereto. Any and all executive salary continuation or severance agreements or change of control agreements previously entered into between the Officer and the Company or the Bank are hereby terminated and canceled as of the date of this Agreement.

         (f) Governing Law; Joint and Several. This Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina. To the extent permitted by applicable law, all obligations of the Company and the Bank shall be joint and several.

PALFED/Palmetto Federal
Salary Continuation Agmt (May 1997)
page 10

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                       PALFED, INC.


Attest:                                By:______________________________
                                       Title:___________________________

_______________________
Title:_________________

                                       PALMETTO FEDERAL SAVINGS BANK
                                          OF SOUTH CAROLINA


Attest:                                By:_____________________________
                                       Title:__________________________

________________________
Title:__________________





                                       _________________________________
                                                    Officer


                                       Address:_________________________
                                               _________________________



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